                                                                   EXHIBIT 10.11

                            SIXTH AMENDMENT TO THE
                        MANTECH INTERNATIONAL 401(k) PLAN

         SIXTH AMENDMENT to the ManTech International 401(k) Plan (the "Plan") by ManTech International Corporation (the "Company").

         The Company maintains the Plan, effective as of January 1, 1993, and amended and restated effective as of October 1, 1998. The Company has the power to amend the Plan and now wishes to do so.

         This Amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This Amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and the guidance issued thereunder. Except as otherwise provided, this Amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

         NOW THEREFORE, the Plan is amended as follows:

I. Section 1.7 of the Plan is amended by adding a new subsection (e) as follows:

         "(e) Increase in Compensation Limit. The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B). Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year."

II.      Section 1.39 of the Plan is amended in its entirety to read as follows:

         "1.39    Top Heavy:

                  (a) A plan is Top Heavy if it is one of one or more plans maintained by the Employer that are qualified under Code section 401(a) and under which the sum of the present values of accrued benefits of Key Employees under defined benefit plans and the account balances of Key Employees under defined contribution plans exceeds 60% of the sum of the present values of accrued benefits and account balances of all employees, former employees (except former employees who performed no services for the Employer for the five-year period ending on the determination date), and beneficiaries in the plans. The "determination date" is the date on which it is determined whether this Plan is Top Heavy. Such determination shall be made as of the last day of the immediately preceding Plan Year and shall be made in accordance with Code section 416(g). If the Employer and Related Companies maintain more than one plan qualified under Code section 401(a), then (a) each such plan in which a Key Employee is a participant, and (b) each such plan that must be taken into account in order for a plan described in the preceding clause to meet the requirements of Code section 401(a)(4) or 410 shall be aggregated with this Plan to determine whether the plans, as a group, are Top Heavy. The Employer and Related Companies may aggregate any other qualified plan with this Plan to the extent that such aggregation is permitted by Code section 416(g). For purposes of the preceding sentence, a plan includes a terminated plan which was maintained by the Employer within the last five years ending on the determination date and which would otherwise be required to be aggregated with this Plan.

                  (b)  Modification of Top Heavy Rules

                       (i) Effective date. This subsection (b) shall apply for purposes of determining whether the Plan is a top heavy plan under Code section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code section 416(c) for such years. This subsection (b) amends Sections 1.39(a) and 1.21 of the Plan.

                       (ii)  Determination of top heavy status.

                             (A) Key employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code section 415(c)(3). The determination of who is a key employee will be made in accordance with Code section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

                             (B) Determination of present values and amounts. This subsection (B) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

                                 (1) Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Code section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

                                 (2) Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

                       (iii) Minimum benefits.

                          (A) Matching contributions. Company Basic Matching Contributions and Company Supplemental Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2) and the Plan. These matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code section 401(m).

                          (B) Contributions under other plans. The minimum contribution required under Code section 416(c)(2) shall be made under this Plan to the extent the minimum contribution is not otherwise provided under any other defined contribution plan maintained by the Employer or a Related Company, or by the Company contributions for the Plan Year under this Plan."

III. Effective January 1, 2002, Section 3.2(b) of the Plan and the paragraph immediately thereafter are amended in their entirety to read as follows:

         "(b) No Participant shall be permitted to have Deferral Contributions under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Code section 402(g) in effect for such taxable year, except to the extent permitted under Section 3.4A of this Plan and Code section 414(v), if applicable.

         Deferral Contributions must be made in whole percentages of Compensation, unless the Plan Administrator permits otherwise. If a Participant participates in another plan that is subject to the limit of subsection (b), above, the Participant may allocate any contributions in excess of such limit among the plans in which he participates."

IV. Effective January 1, 2002, the Plan is amended by adding a new Section 3.4A as follows:

         "3.4A    Catch Up Contributions:

                  (a) All employees who are eligible to make Deferral Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

                  (b) This Section 3.4A shall apply to contributions after December 31, 2001."

V. Section 4.5(a) of the Plan is amended in its entirety to read as follows:

         "(a)     (i) Notwithstanding any other provisions of the Plan,
         contributions and other additions with respect to a Participant exceed the limitation of Code section 415(c) if, when expressed as an Annual Addition (within the meaning of Code section 415(c)(2)) to the Participant's account, such Annual Addition is greater than the lesser of: (A) $30,000 or (B) 25% of the Participant's Section 415 Compensation.

                  (ii)Limitations on Contributions.

                      (A) Effective date. This subsection (ii) shall be effective for Limitation Years beginning after December 31, 2001.

                      (B) Maximum annual addition. Except to the extent permitted under Section 3.4A of the Plan and Code section 414(v), if applicable, the annual addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of (1) $40,000, as adjusted for increases in cost-of-living under Code section 415(d), or (2) 100 percent of the Participant's compensation, within the meaning of Code section 415(c)(3), for the Limitation Year. The compensation limit referred to in (2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code section 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition."

VI       Section 4.8(e) of the Plan is amended by adding the following sentence to the end thereof:

         "The multiple use test described in Treasury Regulation section 1.401(m)-2 and this Section 4.8(e) of the Plan shall not apply for Plan Years beginning after December 31, 2001."

VII. Effective January 1, 2002, Section 6.7 of the Plan is amended by adding a new subsection (g) as follows:

         "(g) Distribution upon Severance from Employment.

              (i) Effective date. This subsection (g) shall apply for distributions and severances from employment occurring after December 31, 2001.

              (ii) New distributable event. A Participant's elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed."

VIII. Effective January 1, 2002, Section 6.10(c) of the Plan is amended by adding the following paragraph to the end thereof:

         "A Participant who receives a distribution of elective deferrals after December 31, 2001, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the Employer for six months after receipt of the distribution. A Participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the Employer for six months after receipt of the distribution or until January 1, 2002, if later."

IX. Effective January 1, 2002, Section 6.14 of the Plan is amended by adding a new subsection (c) as follows:

         "(c) Direct Rollovers of Plan Distributions.

              (i) Effective date. This subsection (c) shall apply to distributions made after December 31, 2001.

                   (ii) Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in this Section 6.14 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Code section 403(b) and an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code section 414(p).

                   (iii) Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provision in this Section 6.14 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

                   (iv) Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in this Section 6.14 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code section 408(a) or 408(b), or to a qualified defined contribution plan described in Code section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible."

X. Effective January 1, 2002, Section 13.1 of the Plan is amended by adding a new subsection (d) as follows:

         "(d) Rollovers from Other Plans. The Plan will accept a direct rollover of an eligible rollover distribution from a qualified plan described in Code sections 401(a) or 403(a), including after-tax employee contributions; an annuity contract described in Code section 403(b), excluding after-tax employee contributions; and an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan will accept a participant contribution of an eligible rollover distribution from a qualified plan described in Code sections 401(a) or 403(a); an annuity contract described in Code section 403(b); and an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan will accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income. This subsection (d), Rollovers from Other Plans, shall be effective January 1, 2002."

XI.      In all respects not amended, the Plan is hereby ratified and confirmed.

                                    * * * * *

         To record adoption of the Amendment as set forth above, the Company has caused this document to be signed on this ____ day of ___________, 2002.

                                       Mantech International Corporation

                                       By: _____________________________________